Exhibit 99.1

706 Mission Street, 10th Floor San Francisco, CA 94103

FOR IMMEDIATE RELEASE

GOFISH TERMINATES PLAN TO ACQUIRE BOLT MEDIA

SAN FRANCISCO - August 2, 2007 - GoFish Corporation (OTCBB: GOFH), the leading Internet Video Network showcasing original, Made-for-Internet (‘MFI’) programming, today announced it has terminated the company’s agreement to acquire Bolt, Inc. (aka Bolt Media).

On February 12, 2007, GoFish announced its intention to acquire Bolt Media, subject to certain closing conditions. One of these conditions was that Bolt Media finalize a definitive settlement to the outstanding copyright infringement lawsuit filed against it by UMG Recordings Inc. and settle comparable potential claims from other record labels and music publishers, subject to financial parameters acceptable to GoFish. Bolt Media was ultimately unable to reach a definitive settlement within these agreed upon parameters.

As the overhanging lawsuits against Bolt represent too much of a liability for GoFish at this stage of the company’s growth, GoFish’s board of directors and its management have decided not to proceed with the merger.

No termination or other fee will be payable in connection with the deal’s cancellation.

“After concerted efforts to reach a viable economic settlement with the music industry, we concluded that Bolt’s potential liabilities would be too difficult for GoFish to absorb at this time. While we have determined that this merger no longer makes strategic sense for GoFish, we will continue to weigh business opportunities based on their ability to deliver meaningful returns for our shareholders,” commented Tabreez Verjee, president of GoFish.

“GoFish remains firmly focused on delivering the most compelling, original video content on the Internet,” says Michael Downing, CEO of GoFish. “As part of our strategy to expand the GoFish Network, we continue to explore revenue generating opportunities through partnerships, mergers and acquisitions.”

About GoFish Corporation

GoFish Corporation, (OTCBB: GOFH) headquartered in San Francisco, is a leading Internet Video Network that, in two years, has grown to deliver millions of videos per month to a rapidly growing audience of enthusiasts. The first publicly traded company in the space and a pioneer in the development of original, Made-for-Internet programming, GoFish is a destination on the web where millions of people come to watch, create, upload and share the best in online video entertainment. For more information about the company, go to www.gofish.com.

Investor Contacts for GoFish

Nate Wright, Market Street Partners, 415-445-3239, nate@marketstreetpartners.com

JoAnn Horne, Market Street Partners, 415-445-3233, joann@marketstreetpartners.com

Media Contacts for GoFish

Alastair Duncan, LCO PR, (310) 300-0950 x223, aduncan@lcoonline.com

Dawn Miller, LCO PR, (310) 300-0950 x231, dmiller@lcoonline.com

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements in this press release include, without limitation, statements relating to the GoFish’s consideration of strategic opportunities. Although the forward-looking statements in this press release reflect the good faith judgment of management, forward-looking statements are inherently subject to known and unknown risks and uncertainties that may cause actual results to be materially different from those discussed in these forward-looking statements. Readers are urged to carefully review and consider the various disclosures made by GoFish in its reports filed with the Securities and Exchange Commission, which attempt to advise interested parties of the risks and factors that may affect GoFish’s business, financial condition, results of operation and cash flows. If one or more of these risks or uncertainties materialize, or if the underlying assumptions prove incorrect, GoFish’s actual results may vary materially from those expected or projected. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. We assume no obligation to update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this press release.

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